UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2010

LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
103 Powell Court, Suite 200 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 372-8500
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01.   Other Events.

As reported previously, on August 7, 2009, Lifepoint Hospitals, Inc. (the “Company”) issued a press release announcing that its Board of Directors has authorized a share repurchase program of up to $100 million of the Company’s common stock over an 18 month period. The Company may repurchase shares authorized under its stock repurchase program, if at all, through open market purchases or privately negotiated transactions in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934 as amended (the "Act").

On March 16, 2010, the Company entered into a trading plan in accordance with Rule 10b5-1 of the Act, to facilitate repurchases of its common stock (the "Plan"). The Plan will become effective on March 17, 2010 and expire on May 7, 2010 unless terminated earlier in accordance with its terms. Repurchases may occur pursuant to the Plan until the Company has repurchased shares of common stock equal to $70 million. The Company does not retain or exercise any discretion over purchases of shares of common stock under the Plan and the pre-planned trades can be executed at later dates as set forth in the Plan while avoiding concerns about whether the Company is in possession of material nonpublic information when the shares of common stock are sold. Because the repurchases under the Plan are subject to certain pricing parameters, there is no guarantee as to the exact number of shares that will be repurchased under the Plan, or that there will be any repurchases at all pursuant to the Plan. See the press release attached as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

                      (d) Exhibits.

                            99.1       Copy of press release issued by the Company on March 16, 2010.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

Date:	March 16, 2010	By:	/s/ Jeffrey S. Sherman
			Name:	Jeffrey S. Sherman
			Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Copy of press release issued by the Company on March 16, 2010.